UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2011

ORB AUTOMOTIVE CORPORATION
 (Exact name of registrant as specified in its charter)

Cayman Island	000-52341	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Shenzhen ORB-Fortune New-Material Co., Ltd Room O-R, Floor 23, Building A, Fortune Plaza Shennan Road, Futian District Shenzhen, Guangdong People’s Republic of China	518040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86(755) 8204-6828

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 18, 2011, ORB Automotive Corporation, a Cayman Islands exempted company (the “Company”), entered into a stock purchase agreement with Hebei Hongtu Auto Parts Co., Ltd. (“Hongtu”), a company organized under the laws of the People’s Republic of China, and Hongtu’s shareholders. Pursuant to the terms of the stock purchase agreement among the parties (the “Stock Purchase Agreement”), at the closing of the transactions specified in the Stock Purchase Agreement (the “Closing”), all of the issued and outstanding shares of Hongtu would be exchanged for an aggregate of 3,700,000 ordinary shares of the Company.  The Closing occurred on May 20, 2011.  As a result of the share exchange, Hongtu became a direct subsidiary of the Company’s indirect subsidiary, Shenzhen ORB-Fortune New-Material Co., Ltd., a wholly foreign owned enterprise incorporated under the laws of the People’s Republic of China. The Stock Purchase Agreement is provided as Exhibit 2.2 hereto.

Founded in September 2008, Hongtu manufactures rubber gaskets and sealants for the Chinese automobile industry, including for automobile windows, doors, baggage covers and engines. Hongtu has manufacturing facilities located in Qinghe County, Xintai City, Hebei Province, China. Hongtu employs 396 people and reported 2010 revenues of RMB 122.95 million (approximately US$18.6 million at the time of execution of the Stock Purchase Agreement).

The Stock Purchase Agreement contains such representations, warranties, obligations and conditions as are customary for transactions of the type governed by such agreements. Prior to the Closing, there were no material relationships between the Company and Hongtu, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than in respect of the Stock Purchase Agreement.

The Company had 18,370,634 ordinary shares of the Company's capital stock issued and outstanding prior to the Closing. Following the Closing, the Company currently has 22,070,634 ordinary shares of the Company's capital stock issued and outstanding.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement which is filed as an exhibit hereto and incorporated herein by reference.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

3,700,000 ordinary shares of the Company were issued to the shareholders of Hongtu in exchange for all of the issued and outstanding shares of Hongtu pursuant to the Stock Purchase Agreement, described in Item 1.01 above, and incorporated herein by reference.  The share issuance was made pursuant to the exemption available under Section 4(2).  The share issuance was not a public offering as it was between only the Company and the two shareholders of Hongtu.

ITEM 9.01                      FINANCIAL STATEMENT AND EXHIBITS.

 (d)           EXHIBIT

Exhibit No.	Description
2.2	Stock Purchase Agreement dated May 18, 2011 by and among the Company, Hongtu, and Hongtu’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ACTION ACQUISITION CORPORATION

Date: May 24, 2011	By:	/s/ Junning Ma
Junning Ma President and Chief Executive Officer